Exhibit 23




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the Kansas Gas and Electric Company 401(k) Plan, into the Company's previously filed Registration Statement File No. 33-47344.






 Arthur Andersen LLP



Kansas City, Missouri
  June 28, 1995